THIS LEASE, dated for reference December 17, 2007, made and entered into by the Landlord and the Tenant named herein who, in consideration of the covenants herein contained, agree as follows:

1. BASIC TERMS

1.1 Basic Terms

For the purposes of this Lease, the following words, shall whenever used in this Lease, unless otherwise defined herein, have the following meaning:

(a) (i) Landlord: The Old BC Electric Building Corp.

(ii) Address of Landlord: 11th Floor, 938 Howe Street
Vancouver, British Columbia
V6Z 1N9

(b) (i) Tenant: Photochannel Networks Inc.

Address of Tenant: #580 & #590 – 425 Carrall Street
Vancouver, BC V6B 6E3

(c) Premises: That portion of the building ("Building") located in the City of Vancouver civically known as **Suite #450, #460 and #470** - 425 Carrall Street and legally described as Parcel Identifier: 003-151-832, Lot H, District Lot 541, Plan 10331; Parcel Identifier: 003-152-090, Lot J, District Lot 541, Plan 10331 as outlined in yellow on the attached Schedule "A".

(d) Floor Area: 2,259 square feet.

(e) Term: Seventeen (17) months.

(f) Commencement Date: March 1, 2008 and expiring July 31, 2009.

(g) Minimum Rent:

	Per Annum	Per Month
March 1, 2008 – July 31, 2009:		$2,353.13 plus GST

$12.50 per sq.ft.

(h) Use of Premises: Business Office.

(i) The Tenant shall pay a Security Deposit in the amount of **$2,470.78** to be applied on account of the last month's Minimum Rent due including GST.

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(j) Proportionate Share: For the purposes of this Lease, the Tenant's Proportionate Share shall mean 2.225% of the Total Rentable Area of the Building (101,487 square feet) and currently estimated at **$7.98 per square foot for 2007.**

2. GRANT AND TERM

2.1 The Landlord hereby leases to the Tenant, for the Term and upon and subject to the covenants and conditions hereinafter expressed the Premises.

2.2 Subject to Sections 4.23 hereof, the Landlord grants to the Tenant and its agents, invitees, servants, employees, licensees and customers, in common with the Landlord and other Tenants of the Building and their respective agents, invitees, servants, employees, licensees and customers, the non-exclusive and non-transferable right to use the common areas of the Building of which the Premises forms a part (the "Common Areas"), and for the purposes permitted by the Landlord from time to time subject at all times to any rules, bylaws or regulations that may be established by the Landlord or, if the project is strata titled, by the strata corporation provided that the same shall not be contrary to the Lease and shall not materially affect the Tenant's use of or operation in the Premises.

The control, general cleanliness, operation and maintenance of the Common Areas shall be the exclusive domain of the Landlord such that the manner in which the Common Areas shall be operated and maintained and the expenditures therefore and availability to Tenants and their invitees shall be at the sole discretion of the Landlord.

3. DEPOSIT

3.1 The Tenant shall pay to the Landlord upon the execution of this Lease the Deposit as provided in Section 1.1 (i) which shall be held by the Landlord with interest being payable to the Tenant, and applied on account of Rent for the last months of the Term.

4. TENANT'S COVENANTS

4.1 To pay Rent and to pay:

(a) for all electric light, gas, power, water, heat, hydro, telephone and all other utilities of any nature or kind whatsoever used on the Premises to the extent that they are not included in the Operating Expenses and shall be responsible for its own installation and operation of communication equipment including telephone, e-mail, fax and any related charges or repair bills to such equipment. The Landlord shall have the right to require the Tenant to install a separate meter at the Premises for electric current or other utilities at the Tenant's expense. The Tenant shall also pay the cost of any replacement of electric fixtures, ballasts, tubes and bulbs to be installed on the Premises. In

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no event shall the Landlord be liable for nor have any obligation to the Tenant with respect to an interruption or failure in the supply of any utilities, services or systems including without limitation the water, gas, electricity and sewage systems and communication systems to the Building for the Premises whether or not supplied by the Landlord or others

(b) as additional rent an amount equal to the Tenant's Proportionate Share of municipal Property Taxes levied in respect of the Premises and 100% of all other taxes, business taxes, rates, duties and assessments that may be levied, charged or assessed against the Premises, whether charged by any municipal, provincial or federal authority, excepting taxes on the income or profit of the Landlord, taxes or levies imposed upon the Landlord on account of the capital of the Landlord, including corporation capital tax. Property Taxes for the purposes hereof shall mean all taxes, rates, duties and assessments, whatsoever, whether municipal (inclusive of school), provincial, federal or otherwise charged upon the Premises, or upon the Landlord on account thereof, including municipal taxes for local improvements and school taxes excepting only from the foregoing, taxes on the income or profit of Landlord, taxes or levies imposed upon the Landlord on account of the capital of the Landlord, including corporation capital tax;

(c) as additional rent an amount equal to the Tenant's Proportionate Share of Operating Expenses attributable to the lands and Building on which the Premises form a part. For the purposes of this Lease, Operating Expenses shall mean all costs, charges and expenses, without duplication or profit, of operating, maintaining, repairing, effecting replacements to and administering the Building and for services provided generally to the Tenant, calculated as if the Building was 100% occupied by Tenants during the Term, including without limitation:

   (i) the cost of all insurance placed by the Landlord in respect of the Building, including without limitation, property damage, third party liability and loss of gross rents;

   (ii) cleaning, snow removal, garbage and waste collection, line repainting, parking, disposal and landscaping;

   (iii) policing, security, supervision and traffic control, as it relates specifically to the Premises;

   (iv) salaries of maintenance, security and operating personnel including contributions and premiums for fringe benefits, vacation pay, unemployment insurance and worker's compensation insurance, pension plan contributions and similar premiums and contributions;

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(v) rental of equipment and signs and the cost of building supplies used by the Landlord in the maintenance and repair of the Building and the cost of maintenance contracts;

(vi) audit and accounting fees for the statements referred to in this Lease and any other professional, engineering or consulting fees of the Landlord in operating the Building and administering the leases;

(vii) Goods and Services Tax net of any tax refunds, on goods and services provided by the Landlord to manage, operate, repair, replace or maintain the Common Areas;

(viii) the cost of:

(1) any property management contracts; or

(2) a fee for the administration and management of the Building equal to 5% of the Rent, Operating Expenses and Property Taxes paid by the Tenant pursuant to this Lease, together with all costs incurred by the Landlord in the management and administration of the Building therefrom;

(ix) the cost of electricity, lighting, fuel, gas, water, communications and all other utility costs not otherwise directly chargeable to specific Tenants of the Building;

(x) the costs of operating, maintaining and repairing and effecting replacements (to the extent that the costs of such repairs and replacements are fully chargeable in the fiscal year in which they are received in accordance with sound accounting principles) to the heating, ventilating, and air-conditioning systems of the Building which are not otherwise directly chargeable to specific Tenants of the Building;

(xi) the cost:

(1) of repairing, operating and maintaining the Building and the equipment servicing the Building and of all replacements and modifications to the Building or such equipment, including those made by the Landlord in order to comply with laws or regulations affecting the Building and including those made to the roof membrane;

(2) incurred by the Landlord in providing and installing energy conservation equipment or systems and safety systems;

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(3) incurred by the Landlord to make alterations, replacements or additions intended to reduce operating costs, improve the operation of the Building or maintain the quality of its operation; and

(4) incurred to replace machinery or equipment which by its nature requires periodic replacement;

All to the extent that such costs are fully chargeable in the fiscal year in which they are incurred in accordance with sound accounting principles.

(d) The Landlord may estimate from time to time the amount of Property Taxes and Operating Expenses which will be payable by the Tenant under section 4.1(b) and 4.1(c), and the Tenant agrees to pay to the Landlord the amount so estimated in such instalment or instalments in advance and on such dates as the Landlord determines. Within a reasonable time after the end of the period for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement showing the calculation of the Tenant's share of Property Taxes and Operating Expenses, together with a report from the Landlord's accountant as to the total amount of Operating Expenses if:

(i) the amount the Tenant has paid is less than the amounts due, the Tenant shall forthwith pay such deficiency; or

(ii) the amount paid by the Tenant is greater than the amounts due, the Landlord shall forthwith pay to the Tenant such excess. The obligation contained in this subsection shall survive the expiration or earlier termination of the Term.

4.2 And despite any other section or clause of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise (herein called "G.S.T.") it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all G.S.T. at the full tax rate applicable from time to time in respect of the Rent or the rental of space, without reference to any tax credits available to the Landlord. The amount of the G.S.T. so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such G.S.T. apply are payable to the Landlord under the terms of the Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in the Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the

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Landlord shall have all of the same remedies for and recovery of such amount as it has for recovery of Rent under the Lease;

4.3 The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree triple-net lease for the Landlord as applicable to the Premises and that the Landlord shall not be responsible during the term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever in respect of the Premises, buildings or improvements or the contents thereof excepting only as expressly provided herein all capital costs, the costs associated with the obligations of the Landlord set out in this Lease that are not included in section 4 or as otherwise specifically provided in this Lease and the Landlord's income tax in respect of income received from leasing the Premises and except principal and interest payments to be made in connection with any mortgage placed on the Premises by the Landlord;

4.4 To occupy and enjoy the Premises only for the purposes set out in Section 1.1(h).

4.5 To repair the interior of the Premises, reasonable wear and tear, structural repairs, damage for which the Landlord is reimbursed by proceeds of insurance and damage by fire, lightning, tempest, and earthquake excepted; AND to give to the Landlord or his agent immediate notice of any defect in water, gas or other pipes or fixtures, heating apparatus, elevator, hoist, machinery or telephone, electric or other wires or fixtures. AND that the Landlord may enter and view the state of repair and that the Tenant will repair according to notice reasonable wear and tear, structural repairs, damage for which the Landlord is reimbursed by proceeds of insurance and damage by fire, lightning, tempest, and earthquake excepted;

4.6 The Tenant shall keep the Premises and, without limitation, the inside and outside of all glass, windows and doors of the Premises and all exterior surfaces of the Premises in a neat, clean and sanitary condition to the satisfaction of the Landlord and shall leave the Premises in good repair, reasonable wear and tear, structural repairs, damage and damage by fire, lightning, tempest and earthquake excepted. The Tenant shall pay for its own janitorial service for the Premises, including without limitation all sweeping and cleaning of carpeting, floors, windows, drapes and furniture, cleaning of all debris and removal of garbage and other such costs that may be incurred in cleaning in accordance with this section;

4.7 And not to carry on nor do, nor allow to be carried on or done on the Premises any sales by auction, nor any work, business, occupation, act or thing whatever which may be or become a nuisance to the Landlord, the public or any other occupant of the said building or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the said building or the Premises or invalidate any policy of insurance of any kind upon or in respect of same or which may cause or result in excessive use or waste of water or increase the amount of water rates payable in respect of the said building or the Premises;

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4.8 No alterations shall be made to the Premises without the Landlord's written approval which approval shall not be unreasonably withheld. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such alterations shall be performed at the sole cost of the Tenant; in a good and workmanlike manner; in accordance with drawings and specifications approved by the Landlord; in accordance with all applicable legal and insurance requirements; subject to the reasonable regulations, supervision, control and inspection of the Landlord; in compliance with any Tenant construction guidelines from time to time established by the Landlord for the Building; and subject to such indemnification against liens and expenses as the Landlord reasonably requires. The Landlord's reasonable costs incurred with respect to the Tenant's Alterations including without limitation the cost of approving, supervising and inspecting all such work shall be paid by the Tenant provided no such cost shall relate to the Tenant's Improvements completed in the initial fixturing of the Premises. If any Alterations would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, such work shall at the option of the strata corporation be performed by either the strata corporation or such party as the strata corporation may reasonably direct at the Tenant's cost.

4.9 And unless otherwise specifically provided to erect, place, use or keep on the windows and exterior walls of the Premises only such shades, window blinds, awnings, projections, signs, advertisements, lettering, devices, notices, painting or decoration as are first approved in writing by the Landlord, such approval not to be unreasonably withheld, and upon the expiration or determination of this Lease will remove the same if required to do so by the Landlord.

4.10 And to indemnify and save harmless the Landlord from and against all and all manner of actions or causes of action, damages, loss, costs or expenses which he may sustain, incur or be put to by reason of any advertising signs which may hereafter be erected by the Tenant upon, over, projecting from or above the said building or the Premises and relating to the business of the Tenant and will pay the premiums charged upon any bond of indemnity or liability insurance policy in respect of such signs, issued upon the demand of Civic, Municipal or other authorities, provided always that the Landlord shall from time to time and at all times hereafter be at liberty to examine the said signs, and that the Tenant will repair or strengthen the same upon notice from the Landlord, and if the Tenant shall fail to comply with such notice, the Landlord shall be at liberty to repair or strengthen the said signs, and the costs, charges and expense of so doing shall be forthwith paid by the Tenant to the Landlord, but the giving of such notice and the undertaking of such repairs or strengthening by the Landlord shall not be deemed an acknowledgment or admission of any liability or responsibility on the part of the Landlord;

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4.11 And not to cover nor obstruct the glass doors, partitions, transoms, windows, lights and skylights which reflect or admit light into any passageway or other place in the Building;

4.12 And not to bring into or upon the Premises any safe, motor, machinery or other heavy articles such consent not to be unreasonably withheld without the consent of the Landlord in writing first had and obtained, and will immediately make good any damage done to any part of the building or demised premises by bringing in or taking away the same;

4.13 And to attend to the removal of refuse and rubbish of all kinds from the Premises at regular intervals, and will not keep nor leave any boxes, packing material or rubbish of any kind in or near the Premises.

4.14 To comply at his own expense with all laws, ordinances, regulations, requirements and recommendations of any and all Dominion, Provincial, Civic, Municipal and other authorities or Association of Fire Insurance Underwriters or Agents affecting the Premises or the use thereof and all notices in pursuance of same whether served upon the Landlord (and communicated in writing to the Tenant) or upon the Tenant, and will indemnify and save harmless the Landlord from and against all manner of actions or causes of action, damages, loss, costs and expenses, which he may sustain, incur or be put to by reason of any neglect of same or non-compliance therewith by the Tenant or by reason of any neglect of same or non-compliance therewith by the Tenant or by reason of any defect, deficiency, disrepair, depreciation, damage or change in or to the Premises, or any injury or damage to any person or to any goods and chattels contained in, upon or about the Premises, caused by the act or neglect of the Tenant, its servants or agents;

4.15 The Landlord shall be entitled to enter and place in the Premises during normal business hours during the term hereof notices that the Premises or any part thereof, or of any building of which the Premises form a part, are for sale, and during the last six (6) months of the term hereof notices that the Premises or any part thereof are for rent, and the Tenant agrees not to remove any such notices or permit the same to be removed, and the Tenant will at reasonable hours and from time to time permit the Landlord to exhibit the Premises to any prospective purchaser or Tenant.

4.16 And at the expiration or sooner determination of this Lease to peaceably surrender and give up possession of the Premises without notice from the Landlord, any right to notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or customs to the contrary notwithstanding;

4.17 All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement become the Landlord's property without compensation to the Tenant. Leasehold Improvements means improvements in the premises determined according to common law, but does not include furniture and equipment not in the nature of fixtures. Except as otherwise agreed by the Landlord in writing, no

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Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiration or sooner termination of the Term except that the Tenant may, during the Term, in the usual course of its business or at the expiration or sooner termination of the Term, remove its personal property which are not Leasehold Improvements, provided that the Tenant is not in default under this Lease.

For the purposes hereof Trade Fixtures means trade fixtures as determined at common law, but for greater certainty, shall not include: (a) heating, ventilating or air conditioning systems, facilities and equipment in or servicing the Premises; (b) floor covering affixed to the floor of the Premises; (c) light fixtures; (d) interior stairways and doors; and (e) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord.

4.18 The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises which the Tenant commissions so as to ensure that no lien is registered against any portion of the Building or against the Landlord's or Tenant's interest therein, but the filing or registration of such lien will be deemed not to be a breach of this covenant if the Tenant diligently and in good faith contests the same. If a lien is registered or filed, the Tenant shall discharge it at its expense within 30 days after it is brought to the attention of the Tenant or the Tenant provides to the Landlord within such 30 day period adequate security for the lien, failing which the Landlord may at its option discharge the lien by paying the amount claimed to be due into court and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and his client basis) shall be paid by the Tenant to the Landlord and will allow the Landlord to post and keep posted on the Premises, any notice that the Landlord may desire to post under the provisions of the *Builders' Lien Act*.

4.19 The Tenant shall be responsible for the installation, operation and maintenance of any special equipment required by their occupancy including but not limited to telephone and special communications facilities.

4.20 Definitions - for the purposes of this Article:

(a) "Contaminants" means any pollutants, contaminants, deleterious substances, underground or aboveground tanks, asbestos materials, urea formaldehyde, dangerous substances or goods, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substances which is now or hereafter prohibited, controlled or regulated under Environmental Laws; and

(b) "Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Premises now or hereafter in force, relating in any way to the environment, health, occupational health and safety, product liability or transportation of dangerous goods, including the principles of common law and equity.

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The Tenant covenants and agrees as follows:

(a) not to use or permit to be used all or any part of the Premises for the sale, storage, manufacture, disposal, handling, treatment, use or any other dealing with any Contaminants, without the prior written consent of the Landlord except in accordance with all Environmental Laws. Without limiting the generality of the foregoing, the Tenant shall in no event use, and does not plan or intend to use, the Premises to dispose of, handle or treat any Contaminants in a manner that, in whole or in part, would cause the Premises or any adjacent property to become a contaminated site under Environmental Laws;

(b) to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Premises;

(c) to promptly provide to the Landlord a copy of any environmental site investigation, assessment, audit or report relating to the Premises conducted by or for the Tenant at any time before, during or after the Term (or any renewal thereof);

(d) to maintain all environmental site investigations, assessments, audits and reports relating to the Premises in strict confidence and not to disclose their terms or existence to any third party (including without limitation, any governmental authority) except as required by law, to the Tenant's professional advisors and lenders on a need to know basis or with the prior written consent of the Landlord;

(e) to promptly provide to the Landlord on request such written authorizations as the Landlord may require from time to time to make inquiries of any governmental authorities regarding the Tenant's compliance with Environmental Laws;

(f) to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Premises, or any adjacent property which could contaminate the Premises, or subject the Landlord or the Tenant to any fines, penalties, orders, investigations or proceedings under Environmental Laws of which the Tenant has such information or receives any such information;

(g) prior to the expiry or earlier termination of this Lease or at any time if by any governmental authority pursuant to Environmental Laws, to remove from the Premises all Contaminants, and to remediate any contamination of the Premises or any adjacent property resulting from Contaminants, in either case brought onto, used at or released from the Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these

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obligations promptly at its own cost and in accordance with Environmental Laws. The Tenant shall provide to the Landlord full information with respect to any remedial work performed pursuant to this section and shall comply with the Landlord's requirements with respect to such work. The Tenant shall use a qualified environmental consultant approved by the Landlord to perform the remediation. The Tenant shall, at its own cost, obtain such approvals and certificates from the B.C. Ministry of Environment, Lands & Parks in respect of the remediation as are required under Environmental Laws or required by the Landlord, including without limitation, a certificate of compliance evidencing completion of the remediation satisfactory to the Ministry. All such Contaminants shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary, and notwithstanding the degree of their affixation to the Premises; and

(h) to indemnify the Landlord and its directors, officers, shareholders, employees, agents, successors and assigns, from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including all consulting and legal fees and expenses on a solicitor-client basis and the cost of remediation of the Premises and any adjacent property) arising from or in connection with:

(i) any breach of or non-compliance with the provisions of this Article by the Tenant; or

(ii) any release or alleged release of any Contaminants at or from the Premises related to or as a result of the use and occupation of the Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this Article shall survive the expiry or earlier termination of this Lease. The obligations of the Tenant under this Article are in addition to, and shall not limit, the obligations of the Tenant contained in other provisions of this Lease.

4.21 (a) The Tenant shall operate and conduct its business upon the whole of the Premises in an up-to-date, first-class and reputable manner befitting the character of the Building and acting diligently and using all proper and reasonable efforts consistent with good business practice.

(b) The Tenant will not cause, permit or suffer any machines selling merchandise, services or entertainment, including without limitation, vending machines, video machines or other machines operated by coins or other devices, to be present on the Premises unless expressly permitted in writing by the Landlord, which permission may not be unreasonably withheld with respect to those machines vending food and drink and installed for the sole

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benefit of the Tenant's employees except for automated teller units/cash dispenser.

4.22 (a) All rules and regulations now or hereafter in force shall in all respects be observed and performed by the Tenant and its employees, agents, customers, licensees and invitees and the Tenant shall cause such observance and performance provided that no such rules and regulations shall hinder or prevent the Tenant from carrying on the normal business of a business office.

(b) For the enforcement of all rules and regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach of any provision hereof and all legal rights and remedies including injunction, whether or not provided for in this Lease, both at law and in equity.

(c) The Landlord shall not be responsible to the Tenant for the non-observance or violation by any other Tenant or person of the rules and regulations.

4.23 The non-exclusive right granted to the Tenant, its agents, invitees, servants, employees, licensees and customers pursuant to Section 2.2 may be exercised only during the business hours which pertain under this Lease and subject to the rules and regulations of the Building and to the other provisions of this Lease.

4.24 The Tenant shall not, save to the extent permitted by the Landlord during any general promotional event or as may be otherwise specifically allowed by the Landlord in writing, keep or display any merchandise or other thing on or about the Common Areas or otherwise obstruct the Common Areas.

5. LANDLORD'S COVENANTS

5.1 The Landlord covenants with the said Tenant.

(a) That the Landlord shall be responsible at its own cost for structural repairs due to inherent defects or poor workmanship to the foundations, load bearing walls and beams, pillars, joists and vertical and horizontal structural members; and

(b) For quiet enjoyment.

6. INSURANCE

6.1 The Tenant shall during the Term of this Lease at its sole cost, take out and keep in force insurance upon property of every kind owned by the Tenant (or for which the Tenant is responsible), installed by or on behalf of the Tenant, which is located in the Premises, including furniture, trade fixtures, inventory, equipment and anything else not belonging to the Landlord and shall keep and maintain public liability and property damage insurance, including personal liability insurance with respect to the Premises and the Tenant's use of the Premises and Building in a minimum amount of

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not less than $5,000,000.00 for any one occurrence or claim, or such higher amount as the Tenant, acting reasonably, requires from time to time.

6.2 The Tenant shall include the Landlord as an additional insured and all such policies shall be taken out with insurers acceptable to the Landlord, in form satisfactory to the Landlord and shall contain an undertaking by the insurer to notify the Landlord in writing not less than 30 days prior to any material change, cancellation or termination thereof. All policies shall contain a release of any rights of subrogation which the insurer may have against the Landlord, the employees and agents of the Landlord, and against those for whom the Landlord is responsible.

6.3 The Tenant shall deliver certificates of such insurance policies to the Landlord on or before commencement of the Term and shall provide the Landlord with evidence of renewal or replacement of such insurance policies at least 10 days prior to expiry of such policies.

6.4 If the Tenant shall fail to take out, renew and keep in force such insurance, the Landlord may give the Tenant written notice requiring compliance with this paragraph and if the Tenant does not, within 24 hours, provide policies or evidence as requested, the Landlord may (but shall not be obliged to) obtain some or all of such coverage, without prejudice to any other rights of the Landlord under this Lease, and any premium therefore paid by the Landlord shall be payable by the Tenant to the Landlord immediately upon demand, and such amount shall be considered as Rent.

6.5 Indemnity. The Tenant shall indemnify and hold harmless the Landlord and each of its directors, officers, agents and employees against any and all liability, costs, loss, claims, demands, damages or expenses, including legal expense, due to or arising out of:

(a) injury to any person (including injury resulting in death) and damage to, loss of or theft of any property of any person arising out of any accident or other occurrence in or about the Premises arising from or any act or neglect by the Tenant or those over whom it is responsible in law or might be expected to exercise control;

(b) any work done by, or act, neglect or omission of the Tenant or its servants, employees, agents, contractors, invitees, assignees, subTenants, concessionaires or licensees in and about the Building; and

(c) any failure of the Tenant to keep, observe or perform any covenant or agreement in this Lease on the part of the Tenant to be kept, observed or performed.

7. ASSIGNMENTS, SUBLEASING, TRANSFERS AND ENCUMBRANCES

7.1 Transfers and Encumbrances by Landlord. The Landlord may sell, assign, transfer, lease, mortgage, encumber or otherwise deal with the Premises or the Building or

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any portion thereof or any interest of the Landlord therein or in any lease of any part thereof, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or Tenant from the Landlord has become bound to the Tenant to perform the covenants and agreements of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and agreements and upon the conveyance of such parts of the Premises or the Building or such portion of the Premises or the Building as the Tenant shall attorn to and become the Tenant of such party under the terms of this Lease.

7.2 Financing of Building. The rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser, mortgagee, chargeholder or trustee for bond holders and in the event of a sale or of default by the Landlord under any mortgage, debenture, charge, trust deed or trust indenture and the purchaser, mortgagee chargeholder or trustee, as the case may be, duly entering into possession of the Building or the Premises, the Tenant agrees to attorn to and become the Tenant of such purchaser, mortgagee, chargeholder or trustee under the terms of this Lease.

7.3 Subordination

(a) This Lease is subject and subordinate to any mortgage or other encumbrance which may now or at any time hereafter affect the Premises or any part thereof.

(b) On request at any time and from time to time by the Landlord or any such mortgagee or encumbrancer of the Premises the Tenant will as set out in the request either:

(i) attorn to such mortgagee or encumbrancer and become bound to it as its Tenant of the Premises for the then unexpired residue of the Term and upon the terms herein contained (subject always to the respective priorities, as between themselves, of mortgagees or encumbrancers who from time to time request such attornment); or

(ii) postpone and subordinate this Lease to such mortgage or other encumbrance with the intent and effect that this Lease and all the rights of the Tenant will be subject to the rights of such mortgagee or encumbrancer as fully as if such mortgage or other encumbrance had been made and registered in the appropriate Land Title Office and all monies had been advanced thereunder before the making of this Lease.

(c) Whichever of the foregoing may be requested (and notwithstanding that any previous attornment and subordination to such mortgagee or encumbrancer shall have been given) the Tenant shall execute and deliver promptly to the

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Landlord or other party so requesting, any instruments of attornment, postponement or subordination which may be so requested to give effect to the foregoing but only if the mortgagee agrees in writing to permit the Tenant to continue in occupation, use and enjoyment of the Premises until this Lease is terminated pursuant to the provisions hereof.

7.4 Status Certificates. Whenever requested from time to time by the Landlord or any mortgagee or encumbrancer of the Premises, the Tenant shall promptly execute and deliver to the party requesting the same a certificate of acknowledgment as to the status and validity (including the Commencement Date of Term) of this Lease and the state of the Rent account hereunder, and such other information and requirements as may reasonably be requested.

7.5 Registration. The Tenant agrees with the Landlord not to register this Lease pursuant to the Land Title Act (British Columbia) and agrees that the Landlord shall not be obliged to deliver this Lease in a form registerable under the *Land Title Act* (British Columbia).

7.6 Assignment or Subleasing by the Tenant.

(a) If the Landlord sells the Premises, this Lease shall be assigned from the Landlord to the Purchaser and to the extent the Purchaser/Assignee is responsible for compliance with covenants and obligations of the Landlord, the Landlord without further written agreement will be relieved of liability for its covenants and obligations under this Lease and all such covenants and obligations shall from completion of such sale be the responsibility of the Purchaser/Assignee.

(b) The Tenant shall not assign this Lease or sublet the Premises, in whole or in part, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. No assignment or sublease shall in any manner release the Tenant from his obligations under this Lease. This prohibition against assignment includes assignment by way of operation of law. If this Lease is assigned or if the Premises are sublet without the prior written consent of the Landlord, the Landlord may collect Rent from the assignee or subTenant or occupant and apply such amount collected to the Rent due hereunder, but no such collection shall be considered a waiver of this covenant nor as acceptance of the assignee or subTenant. Notwithstanding anything to the contrary contained herein, the Landlord acknowledges and agrees that should the Tenant in an assignment situation request a release from its obligations under this Lease, the Landlord shall consider such release provided the covenant of the Assignee is, in the Landlord's opinion, equivalent to or better than the Tenant's.

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(c) If the Tenant is an incorporated company, any change in control of such company shall be deemed, for the purposes of paragraph 7.6(b), to be an assignment of this Lease.

(d) An assignment of this Lease, if consented to by the Landlord, shall be prepared by the Landlord or its solicitors, and all reasonable legal costs attributable to same will be paid by the Tenant.

(e) The Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises or any of the rights under this Lease for the purposes of an assignment or subleasing, and shall not permit any broker or other party to do any of the foregoing unless the complete text and format of any such notice, advertisement or offer shall have first been approved in writing by the Landlord not to be unreasonably withheld.

8. DEFAULT

8.1 Default – If and whenever:

(a) the Tenant shall be in default in the payment of any rent, whether hereby expressly reserved or deemed as such, or any part thereof, and such default shall continue for five (5) days following any specific due date on which the Tenant is to make such payment or, in the absence of such specific due date, for the five (5) days following written notice by the Landlord requiring the Tenant to pay the same; or

(b) the Tenant's leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises, shall be taken or seized in execution or attachment, or if any order shall be made for the winding up of the Tenant or the corporate existence of the Tenant, or if any writ of execution shall issue against the Tenant, or the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any act that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a receiver (or receiver-manager) shall be appointed for the business, property, affairs or revenues of the Tenant; or

(c) the Tenant shall vacate or abandon the Premises, or fail or cease to operate pursuant to Section 4.21 or otherwise cease to conduct business from the Premises, or use or permit or suffer the use of the Premises for any purpose other than as set forth in Section 1.1(i), make a bulk sale of its goods and assets, or move, commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other than in the routine course of its business; or

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(d) the Tenant shall not observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and shall persist in such default, in the case of monetary payments, beyond the five (5) day period stipulated in Section 8.1(a) aforesaid or, in the case of any other default, after fourteen (14) days following written notice from the Landlord requiring that the Tenant remedy, correct or comply or, in the case of any such default which would reasonably require more than fourteen (14) days to rectify, unless the Tenant shall commence rectification within the said fourteen (14) day notice period and thereafter promptly and diligently and continuously proceed with the rectification of any such default;

then, and in each of such cases and at the option of the Landlord this Lease may be terminated and the Term shall then immediately become forfeited and void, and the Landlord may without notice or any form of legal process whatsoever forthwith re-enter the Premises or any part thereof and in the name of the whole repossess and enjoy the same as of its former estate, anything contained herein or in any statute or law to the contrary notwithstanding.

8.2 <u>Accelerated Rent</u> – Should any event described in Section 8.1(b) occur, the current month's rent together with the rent for the six (6) months next ending shall immediately become due and payable.

8.3 <u>Landlord may Perform</u> – If the Tenant shall fail to observe, perform or keep any of the provisions of this Lease to be observed, performed and kept by the Tenant, and subject to rectification within the period set out in Section 8.1(d), the Landlord may, but shall not be obligated to, at its discretion and without prejudice, rectify the default of the Tenant, whether or not performance by the Landlord on behalf of the Tenant is otherwise expressly referred to in the applicable Section of this Lease. For such purpose the Landlord may make any payment and/or do or cause to be done such things as may be requisite including, without limiting the generality of the foregoing, entry upon the Premises. Any such performance by or at the behest of the Landlord shall be at the expense of the Tenant and recoverable as additional rent together with an administration fee of 15% of such expense, payment of which is to be made by the Tenant on presentation of an invoice therefore.

8.4 <u>Distress</u> – If and whenever the Tenant shall be in default in the payment of any rent, whether hereby expressly reserved or deemed as such, or any part thereof, the Landlord may, without notice or any form of legal process whatsoever, enter upon the Premises and seize, remove and sell any goods, chattels and equipment therefrom and/or seize remove and sell (by private sale or otherwise) any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future Act limiting or eliminating the Landlord's right of distress.

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8.5 Right to Re-let as Agent of Tenant – Upon the Landlord becoming entitled to re-enter upon the Premises hereunder, the Landlord, in addition to all of the rights and remedies, shall have the right to enter the Premises as agent of the Tenant by force or otherwise, without being liable for any prosecution therefore, and to re-let the Premises as agent of the Tenant, and to receive the rent therefore and, as agent of the Tenant, to take possession of any furniture or other property on the Premises and to sell the same at public or private sale with or without notice and to apply any proceeds of such sale or any rent derived from reletting the Premises upon account of the rent hereby reserved and the Tenant shall be liable to the Landlord for the deficiency, if any.

8.6 Additional Rights on Re-Entry – If the Landlord shall re-enter or if the Lease shall be terminated, other than by affluxion of time:

(a) notwithstanding any such termination or the Term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination shall survive;

(b) the Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry or any loss or damage in connection therewith;

(c) the Landlord may re-let the Premises or any part thereof for a term or terms which may be less or greater than the balance of the Term and may grant reasonable concessions in connection therewith; and

(d) the Tenant shall pay to the Landlord on demand:

(i) Rent and all other amounts payable hereunder up to the time of re-entry or to termination, whichever shall be the latter;

(ii) such expenses as the Landlord may incur or has incurred in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized, including without limitation brokerage, legal fees and disbursements, and the expenses of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

(iii) as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, either:

(1) an amount determined by reducing the present worth at an assumed interest rate of Ten Percent (10%) per annum all rent

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and additional rent as provided for in this Lease to become payable during the period which would have constituted the unexpired portion of the Term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of fact as may be reasonable in the circumstances; or

(2) an amount equal to rent and additional rent as provided for in this Lease for a period of six (6) months;

whichever is the greater.

8.7 Landlord not Liable – The Landlord shall not be liable for any loss or damage to the Tenant's property or business caused by any reasonable acts of the Landlord in the exercise of its rights and remedies hereunder.

8.8 Waiver of Rights of Redemption – The Tenant hereby expressly waives any and all rights of redemption or relief from forfeiture granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed from the Premises for any cause, or in the event of the Landlord obtaining possession of the Premises, by reason of the default of the Tenant.

9. DAMAGE TO OR DESTRUCTION OF THE PREMISES

In case the Premises or Building or any part thereof shall at any time during the said term be damaged or destroyed by fire, lightning, tempest, flood, earthquake, impact of aircraft, enemy action, civil commotion, riot, sabotage, vandalism, acts of God or other causes beyond the control of the Landlord, so as to render the same unfit in whole or in part for the purpose of the Tenant, the following provisions shall have effect, namely:

9.1 If the Premises or Building shall be so badly damaged or destroyed as to be unfit for occupancy and as to be incapable of being repaired with reasonable diligence within ninety (90) days of the happening of such event, then unless both parties shall otherwise agree in writing, the term hereby created shall cease and be at an end to all intents and purposes, from the date of the happening of such destruction or damage and the Tenant shall pay rent only to that date.

9.2 If the Premises or Building shall be capable with reasonable diligence of being repaired and rendered fit for occupation within ninety (90) days from the happening of such event as aforesaid, but if the damage is such as to render the Premises or Building either wholly unfit for occupancy, or partially unfit for occupancy and the Tenant elect not to remain in occupation during the repair period then all payment under the Lease shall not run or accrue after such injury or while the process of repair is going on, and the Landlord shall repair the same with all reasonable speed and the rent shall recommence immediately after such repairs have been completed.

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9.3 If the Premises or Building can be repaired within ninety (90) days as aforesaid and if the damage is such that the Premises are capable of being partially used and the Tenant shall elect to remain in occupation then until such damage shall have been repaired, all payment under the Lease shall abate in the proportion that the unoccupied part of the Premises bears to the whole of the Premises and the Landlord shall repair the same with all responsible speed.

10. ACCEPTANCE OF PREMISES

10.1 Intentionally deleted.

11. RELOCATION

11.1 The Landlord may elect to relocate the Tenant to a new location within the Centre upon providing three (3) months notice in writing to the Tenant, in which event (a) the Landlord shall endeavour to relocate the Tenant to alternative premises and shall pay all reasonable direct costs of preparing such premises to which the Tenant is relocated for occupation by the Tenant and of relocating the Tenant thereto; (b) Schedule "A" shall be replaced by a plan to be provided by the Landlord; and (c) the Floor Area of the premises to which the Tenant is relocated will be certified by the Landlord pursuant to the Lease and all amounts payable with reference to the Floor Area of the Premises shall be adjusted accordingly; and (d) the exercise of such option by the Landlord shall be without recourse by the Tenant; and (e) the Lease, amended to the extent required, will continue in full force and effect as a lease of the location to which the Tenant is relocated for the balance of the Term.

12. DEMOLITION

12.1 If the Landlord, in its sole discretion, should decide to demolish, renovate, redesign, refurbish, expand redevelop or in any manner whatsoever improve the Premises or the Building or decide to sell the Lands (the "Demolition/Renovation Work"), the Landlord, upon giving the Tenant One Hundred and Eighty (180) days written notice (the "Demolition/Renovation Notice"), shall have the right to terminate this Lease; and this Lease shall thereupon expire at 5:00 p.m. on the One Hundred and Eightieth (180th) day following the delivery of the Demolition/Renovation Notice to the Tenant (the "Effective Date"). On the Effective Date, the Tenant will surrender and deliver up possession of the Premises to the Landlord pursuant to the terms of this Lease. All Rent will be prorated and paid up to the Effective Date and the Landlord will not be liable to the Tenant for any costs or damages incurred by the Tenant as a result of the Landlord's exercise of the Demolition/Termination Notice.

13. GENERAL

13.1 Overholding. If the Tenant shall hold over after the expiration of the Term granted and the Landlord shall accept rent, the new tenancy thereby created shall be deemed a

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monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy for month.

13.2 Approvals. No provision in this Lease requiring the Landlord's consent or approval shall be deemed to have been fulfilled or waived unless the written consent or approval of the Landlord relating to the particular matter or instance has first been obtained and, without limiting the generality of the foregoing, no prior consent or approval and no condoning, excusing or overlooking by the Landlord on previous occasions when such a consent or approval was required shall be taken to operate as a waiver of the necessity of such consent or approval whenever required under this Lease. The Landlord shall not unreasonably withhold or delay granting any consent requested under this Lease.

13.3 Force Majeure. Neither party shall be deemed to be in default in respect of the performance of any of the terms, covenants and conditions of this Lease if any failure or delay in such performance is due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, lack of availability of materials or services, act of God, or other cause beyond the control of such party (which for greater certainty shall not include lack of funds or financial ability to pay).

13.4 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties other than the relationship of Landlord and Tenant.

13.5 Sole Agreement. This Lease and any Offer to Lease pertaining to the Premises and executed and delivered by the Tenant and the Landlord, set forth all of the warranties, representations, covenants, promises, agreements, conditions, understandings between the parties concerning the Premises and the Building and there are no warranties, representations, covenants, promises, agreements, conditions or understandings, whether oral or written, express or implied, between them other than as set forth in this Lease,, as modified pursuant to Section 11.6 or the said Offer to Lease. The provisions of the said Offer to Lease shall survive the execution and delivery of this Lease, provided that such provisions shall be deemed to be, and survive only as, covenants and not conditions and provided further that in the event of any conflict or contradiction between this Lease and the said Offer to Lease, the provisions of this Lease shall prevail.

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13.6 Modifications. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the parties unless reduced to writing and signed by the parties. At the request of the Landlord, the Tenant shall execute and deliver a modification agreement in form acceptable to the Tenant acting reasonably reflecting the changes in this Lease resulting from an adjustment in Floor Rentable Area of the Premises or reflecting any other alteration, amendment, change or addition agreed to between the parties, provided that the failure of the parties to do so shall not mean that the parties are not bound by the provisions of this Lease with respect to the effect of any such adjustment in Floor Rentable Area of the Premises.

13.7 No Brokerage Commission. As part of the consideration for the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent (other than any broker or agent authorized in writing by the Landlord) negotiated or was instrumental in negotiating or consummating this Lease. Notwithstanding the foregoing, any broker or agent of the Tenant shall be paid by the Tenant to the exoneration of the Landlord.

13.8 Boundary Changes. The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in this Lease and, the plan attached as Schedule "A" hereto sets forth the general layout of the Building and shall not be deemed to be a representation or be exactly as indicated on such plan, and that nothing contained in this Lease shall be construed so as to prevent the Landlord from adding additional lands or floors to the Building which upon such addition will be included in the definition of "Building". The Landlord may transfer or dispose of portions of the Building and, if the Landlord shall dispose, transfer or dedicate any portion of the Building, then the reference herein to Building shall mean and refer to the portion of the Building remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the Landlord on any such transfer, disposition or dedication.

13.9 Applicable Law, Court

(a) This Lease shall be governed and construed by the laws of the Province of British Columbia.

(b) The venue of any proceedings taken in respect of this Lease shall be at Vancouver, British Columbia, so long as such venue is permitted by law, and the Tenant shall consent to any applications by the Landlord to change the venue of any proceedings taken elsewhere to Vancouver, British Columbia.

13.10 Construed Covenants, Severability. All of the provisions of this Lease are to be construed as covenants and agreements. Should any provision of this Lease be or become illegal, invalid or not enforceable, it shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto and be enforceable to the fullest extent of the law.

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13.11 Time. Time shall be of the essence hereof.

13.12 Notice.

(a) Any notice to be given hereunder shall be in writing and may be either delivered personally or sent by telecopy or sent by prepaid, registered or certified mail and, (if delivered or telecopied shall be deemed to have been given upon receipt) if so mailed, shall be deemed to have been given three (3) business days following the date upon which it was mailed. The addresses of the parties for the purpose hereof shall be, in the case of the Landlord, the address of the Landlord set forth in Section 1.1(a)(ii) unless otherwise changed by the Landlord by notice delivered to the Tenant, and in the case of the Tenant, the address set forth in Section 1.1(b)(ii) or, in the event that the latter address is not so set forth, at the address of the Premises, or at such other respective address as may be established. Notwithstanding the foregoing, during the currency of an interruption in the regular postal service, notices shall be either personal delivery or sent by telecopy as provided for herein.

(b) Any party hereto may at any time give notice in writing to another of any change of address of the party giving such notice and from and after the third day after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

13.13 Management of Building. The Tenant acknowledges that the Landlord may appoint a manager of the Building and upon notice to the Tenant of any such appointment, such manager shall be the person at the Building authorized to deal with the Tenant.

13.14 No Offer. The Landlord shall not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lease with particulars inserted. Notwithstanding that Rent may be received by the Landlord, no contractual or other rights shall exist or be created between the Landlord and Tenant until such time as all parties to this Lease have executed and delivered the same.

13.15 Energy Conservation. The Tenant covenants with the Landlord that:

(a) the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building including without limitation the Premises;

(b) the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c) the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property or like age; and

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(d) any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders shall be included in Operating Expenses.

13.16 Easements and Rights of Way. The Landlord shall have the right, from time to time, to grant easements and rights of way over any part of the Building for the benefit of lands, air space parcels or improvements lying adjacent thereto or in the vicinity thereof.

13.17 Index, Headings. The index and headings in this Lease are inserted for convenience of reference only and shall not affect the construction of this Lease or any provision hereof.

13.18 Number and Gender. Whenever the singular or masculine or neuter is used in this Lease, the same shall be construed to mean the plural or feminine or body corporate where the context of this Lease or the parties hereto may so require.

13.19 Successors Bound. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties and if there shall be more than one party described in Section 1.1(b), they shall all be bound jointly and severally by the terms, covenants and agreements herein on the part of the Tenant. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been first approved by the Landlord in accordance with Section 7.

13.20 Tenant's Acceptance. The Tenant does hereby accept this Lease of the Premises, to be held by the Tenant, and subject to the conditions, restrictions and covenants set forth herein.

13.21 No Transfer on Bankruptcy. Neither this Lease nor any interest of the Tenant herein nor any estate hereby created will pass or enure to the benefit of any Trustee in bankruptcy or any receiver or any assignee for the benefit of creditors of the Tenant or otherwise by operation of law.

13.22 Interest. All monies payable by the Tenant to the Landlord shall bear interest from their due date until paid at the rate equal to the Prime Rate plus 5% per annum calculated monthly and compounded annually. For the purposes hereof Prime Rate shall be the rate published from time to time by The Royal Bank of Canada to its largest and most credit worthy customers.

13.23 Set-Off. Neither the Landlord nor the Tenant shall be entitled to set-off any payments required to be made by each to the other.

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13.24 Arbitration. Any dispute arising between any of the parties hereto relating to this Lease or the relationship created hereby shall, by mutual agreement, be determined by arbitration by a single arbitrator pursuant to the *Commercial Arbitration Act* of the Province of British Columbia and amendments thereto.

13.25 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may be required from time to time to give proper effect to the intent of this Lease.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date set out on page 1.

DATE REVIEWED:
Feb 13/08

LANDLORD: Macdonald Commercial Real Estate Services Ltd. as Managing Agent For:

THE OLD BC ELECTRIC BUILDING CORP.

Per: ____________________________

Authorized Signatory RONALD J. ELLIOTT

TENANT:

PHOTOCHANNEL NETWORKS INC.

Per: ____________________________

Authorized Signatory

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SCHEDULE "A"
THE PREMISES


425 CARRALL STREET
VANCOUVER, B.C.
1-Dec-07
4TH FLOOR
N
Schematic Only. Not to scale.
Unit 420
4,896 sf
Unit 430
488 sf
Unit #450
946 sf
Unit 460
938 sf
373 sf
Unit 470
Unit 490
2549 sf
1,908 sf
Unit 485
578 sf
Unit 480
Unit 475
2,416 sf

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SCHEDULE "B"
SPECIAL CONDITIONS

1.01 Condition of Premises

The Tenant agrees to take the Premises on an 'as is' basis, except that the Landlord has agreed to complete the following Landlord Work in the Premises prior to the Commencement Date:

- Remove portions of the existing internal demising walls in that portion of the Premises known as #460, as shown on the plan provided;
- Install new laminate flooring in that portion of the Premises known as #460 and #470;
- Paint the interior wall in that portion of the Premises known as #460 and #470 in the same colour throughout;
- Install doorway between that portion of the Premises known as #450 and #460.

2.01 Early Possession

The Tenant shall have Possession of the Premises on February 15, 2008 provided the Lease has been executed by all parties and the Tenant has provided the Landlord with proof of insurance for the Premises. From the Date of Early Occupancy until the Commencement Date, the Tenant shall be bound by all the provisions of the Lease, except that the Tenant shall not be obligated to pay any rent during such period.

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